UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2007

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

0-8814	Delaware	84-0705083
Commission file number	(State of incorporation)	(I.R.S. Employer Identification No.)

8451 Delaware Street, Thornton, CO  80260
(Address of principal executive office)        (Zip Code)

(303) 292-3456
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

On July 24, 2007, Pure Cycle Corporation (the “Company”) and certain selling stockholders entered into a placement agent agreement with Wm Smith Securities, Incorporated and Flagstone Securities, LLC, as exclusive placement agents (the “Placement Agents”) for a best efforts offering by the Company of 1,200,000 shares of its common stock and 1,656,697 shares of common stock owned by the selling stockholders.

The agreement contains customary representations, warranties and agreements by the Company and the selling stockholders, customary conditions to closing, indemnification and contribution rights, obligations of the parties, and termination rights.  The agreement terminates in 90 days.

All of these shares were sold at an offering price of $7.75 per share.  The common stock was offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-142335), which became effective on July 19, 2007.

The foregoing summary does not purport to be a complete description of the agreement and is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 1.1, and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description
1.1

Placement Agent Agreement by and among Pure Cycle Corporation, certain selling stockholders, and Wm Smith Securities, Incorporated and Flagstone Securities, LLC, as Placement Agents, dated July 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 24, 2007

PURE CYCLE CORPORATION

/s/ Mark W. Harding
By: Mark W. Harding,
President and Chief Financial Officer